EXHIBIT (a)(5)(v)

EXHIBIT (a)(5)(v)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement to Registration Statement No. 333-39837 of Merrill Lynch Senior Floating Rate Fund, Inc. (the “Fund”) of our reports dated October 23, 2003 for the Fund and for Master Senior Floating Rate Trust, both appearing in the August 31, 2003 Annual Report of the Fund and of our report dated October 18, 2002 for the Fund, appearing in the August 31, 2002, Annual Report of the Fund.

/s/ Deloitte & Touche LLP

Princeton, New Jersey November 13, 2003